EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 20-F of our report dated February 25, 2000, except as to the subsequent events described in note 15 which are as of March 20, 2000 relating to the consolidated financial statements of 360networks inc., which appear in Amendment No. 2 to 360networks inc.'s Registration Statement on Form F-1 (No. 333-95621), filed with the Commission on April 18, 2000 and listed in the accompanying index.

We also hereby consent to the incorporation by reference in this Annual Report on Form 20-F of our report dated March 12, 1999 relating to the consolidated income statement and statements of changes in shareholders' equity and of cash flows of Worldwide Fiber (USA), Inc., which appears in Amendment No. 2 to 360networks inc.'s Registration Statement on Form F-1 (No. 333-95621), filed with the Commission on April 18, 2000 and listed in the accompanying index.

/s/ PricewaterhouseCoopers LLP
Vancouver, Canada
April 19, 2000